Exhibit 32

CERTIFICATION OF CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER
PURSUANT TO 18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report on Form 10-Q of American Capital Senior Floating, Ltd. (the “Company”), for the fiscal quarter ended September 30, 2015, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), Malon Wilkus as Chief Executive Officer of the Company, and John R. Erickson, as Chief Financial Officer of the Company, each hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, to the best of his knowledge, respectively, that:

1.	The Report fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ MALON WILKUS
Name:	Malon Wilkus
Title:	Chair of the Board and Chief Executive Officer (Principal Executive Officer)
Date:	November 16, 2015

/s/ JOHN R. ERICKSON
Name:	John R. Erickson
Title:	Executive Vice President and Chief Financial Officer (Principal Financial Officer)
Date:	November 16, 2015

The certification accompanies the Report pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not, except to the extent required by the Sarbanes-Oxley Act of 2002, be deemed filed by the Company for purposes of Section 18 of the Securities Exchange Act of 1934, as amended. A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.